UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2010

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 997-3347
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01 Other Events.

During March of 2005, PTS, Inc. adopted an Employee Stock Incentive Plan for the Year 2005, which was filed with the Commission on Form S-8. Per the terms of the Plan, PTS, Inc. granted stock options and common stock awards to employees. The purchase price of the shares of common stock was 85% of the fair market value of the common stock on the date of exercise. During the period from March 2005 until February of 2008, PTS, Inc. realized $1,182,630 in proceeds from the exercise of these stock options. After being made aware of a potential violation of the federal securities laws in the administration of this Plan, management of PTS, Inc. has come to the conclusion that there indeed was potentially a violation of federal securities laws in the administration of the plan. Further, this potential violation of federal securities laws creates a contingent liability for PTS, Inc., which equals the amount of money realized by PTS, Inc. in the administration of the plan. As of this date, no enforcement action has been threatened or instituted by the Securities and Exchange Commission, or any other state or federal regulatory body regarding this potential violation of the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2010	PTS, Inc.

By /s/ Marc Pintar
Marc Pintar Interim Chief Executive Officer